JULY 19, 2004


        International Sports and Media Group (ISME), a Nevada Corporation


                                     - and -


                American IDC Corp (ACNI) a ________ Corporation.

____________________________________________________________________________


                             JOINT VENTURE AGREEMENT
For ISME to assist American IDC Corp to get various sports and entertainment projects for the ETV/ISMG joint venture

____________________________________________________________________________


THIS  JOINT  VENTURE  AGREEMENT  is  made  the  19th  day  of  July  2004

BETWEEN

(1)     INTERNATIONAL  SPORTS  AND  MEDIA  GROUP  AND  (the  "Marketer").

(2)     AMERICAN  IDC  CORP  (the  "Group").

INTRODUCTION

(A) The Marketer is a company incorporated in Nevada, USA and is publicly traded under the OTC:BB under ticker ISME and carries on the business of sports marketing and media related operations worldwide.

(B) The Group is a public company under ticker symbol ACNI, which focuses on all facets of media and broadcasting related to the Internet

(C) The Group has agreed to enter into a marketing agreement with the Marketer to enhance the operations by signing potential clients to broadcasting agreements with the Group from sports teams, to film, which include both video libraries and live streaming rights. The Marketer will help build the revenues of the operations in North America, Europe and Asia by meeting with its existing marketing network of top professional soccer teams and leagues, channels and entertainment groups including contacting potential sponsors for the broadcasting rights. This deal is subject to the terms and conditions set out in this agreement.

AGREED  TERMS


1.     MARKETING

1.1 The Group as beneficial owner of the online broadcasting operations and technology hereby agrees to contract and the Marketer hereby agrees to perform the following services:

     (a) The Marketer will assist in getting potential clients for the Joint Venture Group. This will primarily include using the Marketers networks with soccer teams, Federations, sports TV networks, as well as Bollywood India film companies to obtain rights for both video libraries and streaming footage

     (b) All deals signed will be on a case-by-case basis including financial terms and will be agreed upon prior to signing by both parties. The contracts will be signed directly by both the Marketer and the Group with the Channel, Team or League. It is understood by both parties these rights have a cost and they will be obtained for a combination of percentage of profits and or a cash amount. Regardless of compensation needing to be paid, both parties will agree to the price and how it will be financed through stock, percentages, sponsorship or cash consideration.

2.     MARKETING  CONSIDERATION

2.1 The Marketer shall receive fifty percent (50%) of all gross revenues on all the projects that involve sports and entertainment including soccer teams, American sports teams and Bollywood media. Payments shall be paid on a monthly basis, within a five (5) day period from the ending date of recorded profits relating to the assets. As each party will pay their own expenses associated to technology and in ISMG's case, meetings, travel, etc, the revenues split will be direct 50 percent for each group only subtracting the costs associated with the acquisition of the rights.

2.2.1 Each party to this agreement shall be responsible for their respective tax implications that may or may not be the result of this agreement not limited to Income Tax, Employment Tax, Capital Gains tax, Excise Tax, and Withholding Tax.

3.     BOOKS  OF  ACCOUNT

     The Marketer shall at all reasonable times have access to all books of account and records of and relating to the revenues and expenses under this agreement.

4.     TERM

The term of this agreement shall be for a period of five (5) years. All contracts signed during the period of this agreement and revenues accrued as a result of these contracts outside the to year term will continue to be shared as agreed in point 2.1.



5.     MISCELLANEOUS

5.1 No term or provision of this agreement shall be varied or modified by any prior or subsequent statement, conduct or act of any party, except that hereafter the parties may amend this agreement only by letter or written instrument signed by all of the parties.

5.2 The headings to the clauses and any underlining in this agreement and in the schedules are for ease of reference only and shall not form any part of this agreement for the purposes of construction.

5.3 The agreement sets out the entire agreement and understanding between the parties in connection with the sale and purchase of the Assets.

5.4 If at any time any term or provision in this agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any rule of law or enactment, such term or provision or part shall to that extent be deemed not to form part of this agreement, but the enforceability of the remainder of this agreement shall not be affected.

6.     LAW  AND  JURISDICTION

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, determined without regard to provisions of conflicts of laws. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the state and federal courts located in San Diego County in the State of California in any and all actions between or among any of the parties hereto, whether arising hereunder or otherwise. Venue for any action arising hereunder shall lie exclusively in San Diego County, California. Each party hereto acknowledges and agrees that any pleadings, documents or service of process in any legal action shall be deemed properly and lawfully served if delivered to the applicable party in accordance with the notice provision set forth herein.




IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

SIGNED
For  and  on  behalf  of
International  Sports  and  Media  Group

   /s/ Yan  Skwara
______________________________
By  Yan  Skwara
A  director  duly  authorized:


SIGNED
For  and  on  behalf  of
AMERICAN  IDC  CORP

    /s/ Gordon  Lee
______________________________
By  Gordon  Lee
A  director  duly  authorised